UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2009, Vitesse Semiconductor Corporation (the “Company”) announced that, effective October 16, 2009, it entered into a Debt Conversion Agreement (the “Conversion Agreement”) with the beneficial owners (which we refer to collectively as the “Noteholders”) of more than 96.7% of its 1.5% Convertible Subordinated Debentures due 2024 (the “2024 Debentures”).  Additionally, the Company announced that it has entered into an amendment to the loan agreement with the lender of our $30.0 million senior secured loan to facilitate this debt restructuring.  In this Item 1.01 of this Current Report on Form 8-K, we provide a summary of the material agreements related to this debt restructuring.  For a description of the process related to the Company’s debt restructuring, please see Item 8.01 of this Current Report on Form 8-K.

Debt Conversion Agreement

Holders of the 2024 Debentures had the right to require us to repurchase the 2024 Debentures on October 1, 2009 for 113.76% of the principal amount to be purchased.  This repurchase right would have resulted in an additional payment of $13.3 million on the $96.7 million outstanding 2024 Debentures or a total amount due of approximately $110.0 million.  Under the terms of the Conversion Agreement, subject to specified closing conditions, the Noteholders have agreed to exchange their 2024 Debentures for a combination of cash, shares of common stock, new convertible debentures, and in some cases, shares of preferred stock.  The Company will use approximately $10.0 million of cash in connection with this transaction, approximately $3.6 million of which will be used to repurchase 2024 Debentures from holders that are not parties to the Conversion Agreement and approximately $6.4 million of which will be paid to parties to the Conversion Agreement in partial repayment of the 2024 Debentures.  The Company will issue the following securities in exchange for the remaining $100.0 million of 2024 Debentures:

•                  Approximately 173 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”),

•                  Approximately $50 million aggregate principal amount of new 8.0% Convertible Second Lien Debentures Due 2014 (the “New Notes”); and

•                  Approximately 771,000 million shares of new Series B Participating Convertible Non-Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock,” and collectively with the Common Stock and the New Notes, the “New Securities”), each share of which is convertible into 100 shares of Common Stock for an aggregate of approximately 77.1 million shares of Common Stock.

Exchange for the 2024 Debentures

The Noteholders agreed to exchange approximately 50% of their 2024 Debentures (after the partial repurchase for cash described above) for shares of Common Stock at $0.20 per share, subject to a limitation on ownership of 9.9% of the outstanding shares of Common Stock.  Noteholders who would otherwise own more than 9.9% of the outstanding Common Stock following the exchange will receive a combination of Common Stock and Preferred Stock.  These Noteholders will receive one share of Preferred Stock for every 100 shares of Common Stock that they would have otherwise received in the exchange in excess of the number of shares of common stock that equals 9.9% of the outstanding shares of Common Stock.  The Preferred Stock is non-voting and has a dividend preference equal to $0.001 per share of Preferred Stock, which amount is payable when and if dividends are declared and payable with respect to the Common Stock.  The Noteholders will exchange the approximately 50% of their remaining 2024 Debentures (after the partial repurchase for cash described above) for the New Notes.  The New Notes are to be issued under an indenture to be entered into between the Company and U.S. Bank National Association, as Trustee.  All of the 2024 Debentures acquired by the Company as a result of debt restructuring transaction contemplated by the Conversion Agreement will be cancelled.  The Company expects to pay the principal amount, premium and accrued interest on any remaining 2024 Debentures immediately after the consummation of the debt restructuring transaction.

The New Notes

The Company and the Noteholders have agreed that the New Notes, if issued, would convert into shares of the Company’s Common Stock at a conversion price of $0.225 per share (equivalent to an initial conversion rate of approximately 4,444 shares per $1,000 principal amount of debentures), subject to customary adjustments. The Company may elect to deliver cash in lieu of shares of common stock if the New Notes are converted.  The Noteholders may have the right to receive additional shares of Common Stock upon conversion in connection with certain change of control events, depending upon the timing of the change of control event and the trading price of the Company’s Common Stock at the time of such change of control event.  The New Notes may not be redeemed by the Company unless, beginning two years following their issuance, the trading price of the Company’s Common Stock is at least 130% of the conversion price.  The New Notes, if issued, will be guaranteed by Vitesse Manufacturing & Development Corporation and Vitesse Semiconductor Sales Corporation and the New Notes will be secured by a second priority security interest on substantially all of the assets of the Company and its subsidiaries.  This second priority security interest would be subordinated to the lien created under the Loan Agreement dated August 23, 2007 between the Company, as borrower, and the lenders signatory thereto and Whitebox VSC Ltd., as a lenders and as agent for the lenders.  Pursuant to the Conversion Agreement, the Company covenants to file a Form T-3 with the Securities and Exchange Commission as soon as practical and in no event after October 25, 2009 in order to qualify the indenture that will govern the New Notes.

The Noteholders include AQR Absolute Return Master Account, L.P., Aristeia Master, L.P., Aristeia Partners, L.P., CNH Master Account, L.P., Linden Capital L.P., Whitebox Advisors, LLC, Tonga Partners, L.P., Tonga Partners QP, L.P., Anegada Master Fund, LTD., Cuttyhunk Master Portfolio and ABN AMRO Bank N.V.

Special Meeting of Stockholders to Authorize Increase in Authorized Shares of Common Stock

The Company does not currently have a sufficient amount of Common Stock authorized to permit the conversion of the New Notes. The Company has agreed to call a Special Meeting of Stockholders (the “Special Meeting”) to approve an increase to the number of the Company’s authorized shares of Common Stock to permit the full conversion of the New Notes into shares of Common Stock.  If the Company is unable to obtain stockholder approval of this increase on or prior to February 15, 2010, then on February 16, 2010 the Company will pay to the Trustee, for the benefit of the holders of the New Notes, an additional monthly payment equal to 1% of the outstanding principal amount of the New Notes, and this amount will also be due on the fifteenth day of every following month until the stockholder approval is obtained.  If the Company is unable to obtain stockholder approval of this increase prior to February 15, 2011, the holders of the New Notes will have the right to convert the New Notes into cash as more fully described in the Indenture for the New Notes.

Changes to the Board of Directors

The Company is obligated, as a condition of closing of the Conversion Agreement, to set the Board size at six directors and to appoint two qualified new directors from a list of at least four persons identified by the Noteholders prior to November 2, 2009.  These two newly appointed directors are currently expected to be appointed contemporaneously with the closing of the Conversion Agreement and they would hold office until the next stockholders’ election of directors.  In order for the Company to satisfy this requirement, two of the Company’s current directors will need to resign on or prior to the closing of the Conversion Agreement.  The Company also anticipates that the Noteholders will request that the Company appoint two additional qualified directors to the Company’s Board of Directors following the consummation of the Conversion Agreement.  These additional directors would also hold office until the next stockholders’ election of directors and could replace one or two of the current directors.  None of the current directors of the Company have submitted their resignation. The Conversion Agreement does not call for any changes to the current management team. It is anticipated that Christopher Gardner and Richard Yonker will remain in their roles as Chief Executive Officer and Chief Financial Officer, respectively. Additionally, the Conversion Agreement does not call for any changes in employee compensation.

A copy of the Conversion Agreement is attached hereto as Exhibit 10.1.  The description of the Conversion Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1.  The disclosure in this Current Report on Form 8-K regarding the terms of the debt restructuring, including the terms of the Preferred Stock and the New Notes, is for information purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities.  The offering and sale of the Common Stock, Preferred Stock and New Notes is being made solely to the holders of the 2024 Debentures pursuant to the terms of the Conversion Agreement and the documents executed in connection therewith.  If the Company is unable to consummate the debt restructuring transaction contemplated by Conversion Agreement, the Company intends to explore other available restructuring and reorganization alternatives, including a voluntary filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Extension of Forbearance Agreements Related to 1.5% Convertible Subordinated Debentures due 2024

Effective October 16, 2009, the Company entered into additional forbearance agreements (the “Forbearance Extension Agreements”), by and between the Company and more than 96.7% of the beneficial owners of the 2024 Debentures due 2024 (which we refer to collectively as the “Forbearing Debenture Holders”).  The Forbearing Debenture Holders include the parties to the Conversion Agreement.  Pursuant to these Forbearance Extension Agreements, the Forbearing Debenture Holders agreed to refrain from enforcing their respective rights and remedies under the 2024 Debentures and the Indenture governing the 2024 Debentures, dated as of September 22, 2004, between the registrant and U.S. Bank National Association, as trustee (as amended and supplemented or otherwise modified, the “Indenture”) for the duration of the extended forbearance period, which runs from October 16, 2009 through the termination of the Conversion Agreement or the consummation of the debt restructuring transaction contemplated by the Conversion Agreement.  The extended forbearance period will end earlier if the Company fails to comply with its covenants in the forbearance agreements or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

Under the Forbearance Extension Agreements, the Company agreed that interest on the 2024 Debentures held by the Forbearance Debenture Holders will accrue (payable in arrears semi-annually) at a rate of 15% per annum (the “Forbearance Interest”) from October 1, 2009 until the earliest of the date on which the principal and premium of these notes is paid in full in cash, the termination of the forbearance period and the date on which the debt restructuring transaction contemplated by the Conversion Agreement is consummated.  If the debt restructuring transaction is consummated on or prior to October 31, 2009, then the Forbearance Interest will be waived. If the debt restructuring transaction occurs on or after November 1, 2009, then the Forbearance Interest will be waived for the period from October 1, 2009 through October 16, 2009 and will be reduced to a rate of 8.0% per annum for the period from October 16, 2009 through the date of the debt restructuring transaction.

As a condition to the forbearance, the Company is required to enter into a supplemental indenture that amends the Indenture to, among other things, provide that all 2024 Debentures will be secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries.

A form of Forbearance Extension Agreement is attached hereto as Exhibit 10.2.  The description of these forbearance extension agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

Third Forbearance Agreement Related to Loan Agreement

Effective as of October 16, 2009, the Company also entered into a third forbearance agreement with Whitebox VSC Ltd. (the “Third Forbearance Agreement”), as agent under the Loan Agreement among the Company, the agent and the lenders from time to time parties thereto dated as of August 23, 2007 (the “Loan Agreement”).  Pursuant to this Third Forbearance Agreement, the lenders of the senior secured loan pursuant to the Loan Agreement agree to refrain from enforcing their rights and remedies under the Loan Agreement for the duration of a third forbearance period, which runs from October 16, 2009 through the termination of the Conversion Agreement or the consummation of the debt restructuring transaction contemplated by the Conversion Agreement.  This forbearance period will end earlier if the extended forbearance period applicable to the Forbearing Debenture Holders ends or if the Company fails to comply with its covenants in the Third Forbearance agreement or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

A copy of the Third Forbearance Agreement is attached hereto as Exhibit 10.3.  The description of this Third Forbearance Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.3.

First Amendment to Loan Agreement

Effective as of October 16, 2009, the Company and the Lenders entered into the First Amendment to Loan Agreement (the “Loan Agreement Amendment”) with Whitebox VSC Ltd, as lender and agent (the “Agent”) under the Company’s senior secured loan agreement.  The Loan Agreement that is amended by the Loan Agreement Amendment is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2007, and such description is incorporated by reference herein.  By entering into the Loan Agreement Amendment, the Company obtained permission from the Agent to enter into the Conversion Agreement and consummate the debt restructuring transaction contemplated by that agreement.  Furthermore, if the Company consummates the debt restructuring on or before November 16, 2009 and satisfies certain other conditions, the Agent will waive specified defaults under the Loan Agreement that resulted from the Company’s previously reported defaults under the Indenture.

Pursuant to the Loan Agreement Amendment, the Company has agreed to pay down at least $5 million, and may pay down as much as $15 million, of the principal amount of its senior term loan under the Loan Agreement in connection with the debt restructuring transaction contemplated by the Conversion Agreement.  With each prepayment of the senior term loan, the Company will be required to pay the Agent a non-refundable prepayment fee equal to 1% of the aggregate principal amount that is prepaid.  In addition, the Loan Agreement Amendment increases the Company’s effective rate of interest under the senior term loan.  From October 1, 2009 until October 16, 2009, the effective rate is 10.5% per annum in cash.  From and after October 16, 2009, so long as the Conversion Agreement has been executed on or before such date, the effective rate will be 8.5% per annum in cash, plus 2.0%

payment-in-kind interest, plus an additional 0.3% payment-in-kind interest for every $1 million below $15 million of the senior term loan under the Loan Agreement that is not paid down by the Company.  After the required pay-down of the senior term loan, the Company has the right to reduce the effective rate of interest by 0.3% for every $1 million of additional prepayment.

Additionally, pursuant to the Loan Agreement Amendment, the Company has agreed to use the proceeds of any sale or disposition of property to reduce the senior term loan.  The Loan Agreement Amendment also limits the Company’s ability to transfer or maintain funds other than in deposit accounts over which the Agent has control.  Furthermore, the Loan Agreement Amendment provides for an additional event of default under the Loan Agreement if an event of default occurs under the Indenture or under a new indenture pursuant to which convertible notes would be issued in connection with the debt restructuring transaction.

The Loan Agreement Amendment is attached hereto as Exhibit 10.4.  The description of the Loan Agreement Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.4.

Third Supplemental Indenture

As of October 16, 2009, the Company and U.S. Bank National Association, as trustee (the “Trustee”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”).  The Indenture, which is amended by the Third Supplemental Indenture, is described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 23, 2004, November 9, 2006 and September 27, 2007, and such descriptions are incorporated by reference herein.  The purpose of the Third Supplemental Indenture is to amend the Indenture to secure the Company’s obligations under the 2024 Debentures with a second priority security interest in substantially all of the assets of the Company and its subsidiaries.  Additionally, it provides for guarantees of the 2024 Debentures by Vitesse Manufacturing & Development Corporation and Vitesse Semiconductor Sales Corporation, each a subsidiary of the Company.  The security interest granted under the Third Supplemental Indenture is junior and subordinated to the lien granted by the Company to Whitebox VSC Ltd., its senior secured lender under the Loan Agreement dated August 23, 2007.

A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.1.  The description of the Third Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 4.1.

Subsidiary Guarantees Related to 1.5% Convertible Subordinated Debentures due 2024

As of October 16, 2009, in connection with the Company’s entry into the Third Supplemental Indenture, Vitesse Manufacturing & Development Corporation and Vitesse Semiconductor Sales Corporation, each a wholly-owned subsidiary of the Company (each a “Guarantor”), executed a Guaranty (the “Guaranty”) in favor of the Trustee.  Pursuant to the Guaranty, each Guarantor, jointly and severally, guarantees to the Trustee, the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Company’s obligations under the Indenture.

A copy of the Guaranty is attached hereto as Exhibit 10.5.  The description of the Guaranty contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.5.

Voting and Lock-Up Agreements with the Noteholders

As of October 16, 2009, in connection with the Company’s entry into the Conversion Agreement, the Company entered into a Voting and Lock Agreement with each of the Noteholders (the “Lock-Up Agreement”).  Pursuant to the terms of the Lock-Up Agreement, for a period beginning on October 16, 2009 and ending on the earlier of (i) November 15, 2009, (ii) the record date for the Special Meeting or (iii) the date that is three weeks from the issuance of the New Securities, each Noteholder agreed, not to sell or transfer any shares of Common Stock issued to it pursuant to the Conversion Agreement, subject to specified exceptions.  Additionally, each Noteholder has agreed to vote all shares of Common Stock that they beneficially own at the Special Meeting to approve the proposal to increase the number of authorized shares of the Company’s common stock so that there is a sufficient number of authorized and unissued shares available to reserve shares of Common Stock for issuance upon conversion of the New Notes.

A copy of the form of Lock-Up Agreement is attached hereto as Exhibit 10.6. The description of the Lock-Up Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.6.

Item 1.02.  Termination of a Material Definitive Agreement.

On October 16, 2009 the Company and Computershare Trust Company N.A. (formerly known as Equiserve Trust Company, N.A.) entered into a Second Amendment to Rights Agreement (the “Rights Agreement Amendment”) in respect of the Rights Agreement dated as of March 3, 2003 between the Company and Equiserve Trust Company, N.A.  (the “Rights Agreement”).  The Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2003, and such description is incorporated by reference herein.

The Rights Agreement Amendment changes the date for expiration of the rights issued pursuant to the Rights Agreement (the “Rights”) from February 7, 2013 to October 15, 2009.  Accordingly, the Rights have expired, and the Rights Agreement has been terminated.

A copy of the Rights Agreement Amendment is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Third Supplemental Indenture” and “Subsidiary Guarantees Related to 1.5% Convertible Subordinated Debentures due 2024” is incorporated into this Item 2.03 by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Conversion Agreement” is incorporated into this Item 3.02 by reference.

The exchange of the 2024 Debentures for the New Securities is being consummated pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).  No commission or remuneration was paid or given, directly or indirectly, for soliciting the exchange transactions contemplated by the Conversion Agreement.

Item 3.03.  Material Modification to Rights of Security Holders.

Rights Agreement Amendment

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Third Supplemental Indenture and Subsidiary Guarantees

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Third Supplemental Indenture” and “Subsidiary Guarantees Related to 1.5% Convertible Subordinated Debentures due 2024” is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure.

On October 19, 2009, the Company issued a press release announcing that it had entered into the Debt Conversion Agreement, Loan Agreement Amendment and Third Supplemental Indenture as described in this Current Report on Form 8-K.  The press release is furnished as Exhibit 99.1 to this Report.

Disclosure of Unaudited Financial Information and Operations Data

In connection with the negotiation of the restructuring, the holders of the 2024 Debentures participating in the restructuring were provided the following limited unaudited financial information and limited operating metrics for the three months ended September 30, 2009:

•                  Revenue for the fourth quarter of fiscal year 2009 is expected to be in the range of $38.5 to $39.5 million.

•                  The Company’s fourth quarter fiscal year 2009 book-to-bill ratio was greater than 1:1 and greater than the ratio for the third quarter fiscal year 2009.

•                  Cash was $57.5 million as of September 30, 2009.

•                  Inventory continued its trend of quarter-over-quarter reduction.

•                  Accounts receivables and accounts payables were consistent with, or slightly down from, the third quarter of fiscal year 2009.

•                  Operating expenditures are also consistent with the third quarter of fiscal year 2009, with the exception of extraordinary items related to the restructuring of the Company’s 2024 Debentures and $30 million senior secured loan, the return of a significant withholding tax payment and items disclosed in the Company’s quarterly report on Form 10-Q for the third quarter of fiscal year 2009.

This information was provided to the holders of 2024 Debentures participating in the debt restructuring under non-disclosure agreements between the Company and such holders.  The provision of this information to such holders of the 2024 Debentures participating was as a condition of proceeding with the transaction.  The Company is furnishing this limited disclosure of unaudited financial information and operating metric information solely for the purpose of providing the Company’s stockholders with substantially the same information regarding the Company’s operating performance during this period as provided to the holders of 2024 Debentures participating in the debt restructuring.  Although this information reflects management’s good faith belief as of the date hereof, this information has not been reviewed or audited by the Company’s auditors, and is subject to adjustment as the Company completes compilation, review and reporting process for the three months and year ended September 30, 2009.  There can be no assurance that during the preparation of the Company’s financial statements for the fiscal year ended September 30, 2009 that the Company will not discover additional information that results in substantial changes in such information.  Similarly, there can be no assurance that as part of the review and audit of the Company’s financial information that the Company will not determine that adjustments to such information are necessary in accordance with GAAP and the federal securities laws.

Because this information is being provided solely as a result of the conditions imposed by the debt restructuring participants and prior to the preparation of the Company’s audited financial statements for the fiscal year ended September 30, 2009, this information should be considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding Vitesse’s plans, intentions and expectations.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.  An extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission.  The risks included above are not exhaustive.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

The information in Exhibit 99.1 and in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01.  Other Events.

Process Related to Entering into the Debt Conversion Agreement

Holders of the 2024 Debentures had the right to require us to repurchase the 2024 Debentures on October 1, 2009 for 113.76% of the principal amount to be purchased. This repurchase right would have resulted in an additional payment of $13.3 million on the $96.7 million outstanding 2024 Debentures.  Because the Company did not have the resources to repay the principal amount and related premium if the 2024 Debentures were put to the Company for repayment on October 1, 2009, the Company’s Board of Directors formed a Strategic Development Committee (the “SDC”) comprised of independent Board members.  The SDC was responsible for assisting the Board in exploring potential alternative solutions to address the Company’s obligation to repay the principal and premium amount of the 2024 Debentures.

To assist with identifying and evaluating a spectrum of possible solutions, the Company, working in conjunction with the SDC, assembled a team of advisors including investment bankers, financing specialists and legal counsel. The Company and the SDC considered and evaluated a broad range of alternatives, including mergers of equals, sale of the company, restructuring of the current debt, infusions of private equity investment, taking the Company private and capital market transactions. The Company entered into discussions with over 30 parties, including over a dozen strategic buyers and over a dozen private equity investors.  Of these, seven submitted proposals to acquire or to invest in Vitesse, and five firms conducted comprehensive diligence with the intent of consummating a definitive agreement to re-finance or acquire the Company.

The debt restructuring transaction contemplated by the Conversion Agreement, if and when consummated, will significantly reduce the total amount of debt on Vitesse’s balance sheet by replacing the Company’s approximately $110 million of convertible debt which is currently due and payable with approximately $50 million of convertible debt due in five years.

Special Meeting of Stockholders

Upon consummation of the debt restructuring transaction described under Item 1.01 of the Current Report on Form 8-K, the Company plans to call a Special Meeting of Stockholders to authorize a reverse stock-split (which may or may not be implemented) and an increase to the number of the Company’s authorized shares of common stock to permit the conversion of the new convertible notes that are contemplated by the Conversion Agreement into shares of the Company’s common stock.  The Company expects to announce the record date and meeting date for this Special Meeting as soon as practicable after the consummation of the debt restructuring transaction.  Holders of shares of the Company’s common stock on the record date, including shares of common stock issued in connection with the debt restructuring transaction, will be able to vote their shares at this Special Meeting.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements include without limitation, statements regarding the Company’s proposed restructuring transaction and the impact on the Company and its stockholders from such transaction.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.  The Company cannot assure that it will be successful in completing the contemplated transaction or any other restructuring proposal, on the terms outlined in this Current Report on Form 8-K or otherwise.  A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s other reports filed with the Securities and Exchange Commission.  The risks included above are not exhaustive.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1

Third Supplemental Indenture by and between Vitesse Semiconductor Corporation and U.S. Bank National Association, as Trustee, dated as of October 16, 2009 (supplemental to the Indenture dated as of September 22, 2004).*

4.2

Second Amendment to Rights Agreement, dated as of October 16, 2009 between Vitesse Semiconductor Corporation and EquiServe Trust Company, N.A., as Rights Agent, amending the Rights Agreement dated as of March 3, 2003.

10.1

Debt Conversion Agreement, dated as of October 16, 2009, between Vitesse Semiconductor Corporation and AQR Absolute Return Master Account, L.P., Aristeia Master, L.P., Aristeia Partners, L.P., CNH Master Account, L.P., Linden Capital L.P., Whitebox Advisors, LLC, Tonga Partners, L.P., Tonga Partners QP, L.P., Anegada Master Fund, LTD., Cuttyhunk Master Portfolio and ABN AMRO Bank N.V.*

10.2	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and the beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 16, 2009.
10.3	Third Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC Ltd., dated as of October 16, 2009.
10.4	First Amendment to Loan Agreement, dated as of October 16, 2009, among Vitesse Semiconductor Corporation, the Lenders named therein and Whitebox VSC Ltd., as agent.*
10.5

Guaranty, dated as of October 16, 2009, executed by Vitesse Manufacturing & Development Corporation and Vitesse Semiconductor Sales Corporation in favor of U.S. Bank National Association, as Trustee, under the Indenture dated September 22, 2004, governing the Vitesse Semiconductor Corporation’s 1.5% Convertible Subordinated Debentures Due 2024.*

10.6	Form of Lock-Up Agreement among Vitesse Semiconductor Corporation and the beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 16, 2009.
99.1	Press Release dated October 19, 2009.

*              In reviewing this agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement.  The agreement may contain representations and warranties by each of the parties to the agreement.  These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments.  Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2009

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Michael B. Green
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Third Supplemental Indenture by and between Vitesse Semiconductor Corporation and U.S. Bank National Association, as Trustee, dated as of October 16, 2009 (supplemental to the Indenture dated as of September 22, 2004).

4.2

Second Amendment to Rights Agreement, dated as of October 16, 2009 between Vitesse Semiconductor Corporation and EquiServe Trust Company, N.A., as Rights Agent, amending the Rights Agreement dated as of March 3, 2003.

10.1

Debt Conversion Agreement, dated as of October 16, 2009, between Vitesse Semiconductor Corporation and AQR Absolute Return Master Account, L.P., Aristeia Master, L.P., Aristeia Partners, L.P., CNH Master Account, L.P., Linden Capital L.P., Whitebox Advisors, LLC, Tonga Partners, L.P., Tonga Partners QP, L.P., Anegada Master Fund, LTD., Cuttyhunk Master Portfolio and ABN AMRO Bank N.V.

10.2	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 16, 2009.
10.3	Third Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC Ltd., dated as of October 16, 2009.
10.4	First Amendment to Loan Agreement, dated as of October 16, 2009, among Vitesse Semiconductor Corporation, the Lenders named therein and Whitebox VSC Ltd., as agent.
10.5

Guaranty, dated as of October 16, 2009, executed by Vitesse Manufacturing & Development Corporation and Vitesse Semiconductor Sales Corporation in favor of U.S. Bank National Association, as Trustee, under the Indenture dated September 22, 2004, governing the Vitesse Semiconductor Corporation’s 1.5% Convertible Subordinated Debentures Due 2024.

10.6	Form of Lock-Up Agreement among Vitesse Semiconductor Corporation and the beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 16, 2009.
99.1	Press Release dated October 19, 2009.